UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place

8 Par-La-Ville Road

Hamilton HM 08

Bermuda

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 5. Other Events.

Montpelier Re Holdings Ltd. (the “Company”) is filing herewith the Underwriting Agreement in connection with the public offering of 4,000,000 of its common shares by Cypress Associates II (Cayman) L.P. and funds managed by DLJMB Overseas Partners III, C.V. pursuant to a prospectus supplement of the Company that was filed with the Securities and Exchange Commission on April 2, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit 1.1	Underwriting Agreement, dated March 31, 2004, between the Company and Morgan Stanley & Co. Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

April 19, 2004	By:	/S/ THOMAS G.S. BUSHER
Date	Name:	Thomas G.S. Busher
	Title:	Chief Operating Officer

Index to Exhibits

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated March 31, 2004, between the Company and Morgan Stanley & Co. Incorporated.